CareView Communications, Inc. S-1

EXH. 23.1

Consent of Independent Registered Public Accounting Firm

CareView Communications, Inc.
Lewisville, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 1, 2013, relating to the consolidated financial statements of CareView Communications, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO USA, LLP
Dallas, Texas

May 1, 2013